Exhibit 5.1
Fraser Trebilcock Davis & Dunlap, P.C.
Lawyers

PETER L. DUNLAP[3]	PETER D. HOUK[1]	124 West Allegan Street, Suite 1000	Detroit Office
DOUGLAS J. AUSTIN	JONATHAN E. RAVEN	LANSING, MICHIGAN 48933	Telephone (313) 237-7300
MICHAEL E. CAVANAUGH	THADDEUS E. MORGAN	TELEPHONE (517) 482-5800	Facsimile: (313) 961-1651
JOHN J. LOOSE	ANNE BAGNO WIDLAK	FACSIMILE (517) 482-0887
DAVID E.S. MARVIN[4]	ANITA G. FOX[4]	website www.fraserlawfirm.com	Archie C. Fraser (1902-1998)
STEPHEN L. BURLINGAME	ELIZABETH H. LATCHANA		Everett R. Trebilcock (1918-2002)
DARRELL A. LINDMAN	TODD D. CHAMBERLAIN		James R. Davis (1918-2005)
IRIS K. LINDER	RYAN M. WILSON
GARY C. ROGERS	KENNETH S. WILSON[2]		Of Counsel
MARK A. BUSH	ROBERT B. NELSON		Donald A. Hines
MICHAEL H. PERRY	BRIAN P. MORLEY[6]		Ronald R. Pentecost
BRANDON W. ZUK	JOHN D. MILLER[7]
DAVID D. WADDELL	TONI L. HARRIS[8]
MICHAEL C. LEVINE	RYAN K. KAUFFMAN	Writer’s Direct Dial: (517)377-0803	[1]Retired Circuit Judge
THOMAS J. WATERS	JOSHUA S. SMITH	Writer’s E-mail: ILINDER@FRASERLAWFIRM.COM	[2]Also Licensed in Florida
MARK R. FOX[2,4]	KATHERINE A. WEED		[3]Also Licensed in Colorado
MICHAEL S. ASHTON	JENNIFER UTTER HESTON		[4]Also Licensed in District of Columbia
H. KIRBY ALBRIGHT	DOUGLAS L. MINKE		[5]Also Certified Public Accountant
GRAHAM K. CRABTREE	NICOLE L. PROULX		[6]Also Licensed in North Carolina
MICHAEL P. DONNELLY	VINCENT M. PECORA		[7]Also Licensed in Georgia
EDWARD J. CASTELLANI[5]	G. ALAN WALLACE		[8]Also Admitted by U.S. Patent and Trademark Office
NAN ELIZABETH CASEY
November 13, 2006
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 1000
Traverse City, MI 49684
Dear Ladies and Gentlemen:
     We have acted as counsel to Aurora Oil & Gas Corporation, a Utah corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale of up to 3,919,540 shares of its common stock, par value $.01 per share (the “Common Stock”) by investors named in the Registration Statement. Of the registered shares, 3,761,760 shares (the “Issued and Outstanding Registered Shares”) are currently issued and outstanding, and 157,780 (the “Warrant/Option Shares”) are issuable upon exercise of certain warrants (the “Warrants”) and options (the “Options”).
     In connection with the foregoing, we have examined originals or copies satisfactory to us of: (i) the Registration Statement, including the form of prospectus included therein; (ii) certain resolutions of the Board of Directors the Company regarding the authorization of the Registered Shares, the Warrants and the Options pursuant to which certain of the Registered Shares are issuable; (iii) the form of the Warrants and Options; (iv) the Company’s Restated Articles of Incorporation; (v) the Company’s Bylaws; and (vi) a certificate as of a recent date from the State of Utah concerning the good standing of the Company as a corporation in Utah.
     We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that

Aurora Oil & Gas Corporation
November 13, 2006

relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.
     We have also assumed that: (i) all Registered Shares have been or will be issued and sold in compliance with applicable federal and state securities laws; (ii) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized and available for issuance as may be offered and sold pursuant to the Registration Statement; (iii) there shall be no change in law affecting the validity of any of the shares of Common Stock (between the date hereof and the date of issuance and sale of such shares of Common Stock); and (iv) all parties to agreements involving the issuance or sale of the shares of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.
     Based upon and subject to the foregoing, we are of the opinion that the issued and outstanding Registered Shares are legally issued, fully paid and non-assessable shares of Common Stock, and the Warrant/Option Shares will be, upon issuance in accordance with the terms of the Warrants/Options, legally issued, fully paid and non-assessable shares of Common Stock.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.
     This opinion is based on applicable laws of the State of Michigan, the State of Utah, and the United States of America.
Very truly yours,
FRASER TREBILCOCK DAVIS & DUNLAP, P.C.
(/S/ FRASER TREBILCOCK DAVIS & DUNLAP, P.C.)